Exhibit 99.1

               Vical Appoints Church as Chief Financial Officer

    SAN DIEGO, Oct. 11 /PRNewswire-FirstCall/ -- Vical Incorporated
(Nasdaq: VICL) today announced the appointment of Jill M. Church as Vice President, Chief Financial Officer and Secretary.
    Since February 1999, Ms. Church has been Vice President of Finance and Controller of dj Orthopedics, Inc., a publicly-traded company, where she held broad responsibilities in finance, accounting, treasury, risk management, and corporate governance. For nearly five years before joining dj Orthopedics, Ms. Church served as an audit manager for the San Diego office of Ernst & Young, LLP, where her clients included life sciences, computer software and telecommunications companies as well as government contractors. Prior to joining Ernst & Young, she was Division Controller at Medical Imaging Centers of America, Inc., with divisional accounting and financial reporting responsibilities. Ms. Church received a B.S. degree in business administration and accounting from San Diego State University, and is a Certified Public Accountant.
    Vijay B. Samant, Vical's President and Chief Executive Officer, said, "We are pleased to welcome Jill as a member of Vical's senior management team. Her significant financial experience, knowledge of corporate governance best practices, and familiarity with the healthcare industry will be assets to the company."

    About Vical
    Vical researches and develops biopharmaceutical products based on its patented DNA delivery technologies for the prevention and treatment of serious or life-threatening diseases. Potential applications of the company's DNA delivery technology include DNA vaccines for infectious diseases or cancer, in which the expressed protein is an immunogen; cancer immunotherapeutics, in which the expressed protein is an immune system stimulant; and cardiovascular therapies, in which the expressed protein is an angiogenic growth factor. The company has retained all rights to its internally developed product candidates. In addition, the company collaborates with major pharmaceutical companies and biotechnology companies that give it access to complementary technologies or greater resources. These strategic partnerships provide the company with mutually beneficial opportunities to expand its product pipeline and serve significant unmet medical needs. Additional information on Vical is available at www.vical.com.

    This press release contains forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements about current and potential applications of Vical's technology, the potential for future business collaborations and financial transactions, as well as the company's focus, collaborative partners, and product candidates. Risks and uncertainties include whether the company's technology will be successfully applied, whether the company will enter into additional collaborations, whether the company will successfully complete additional financings and whether such financings will be sufficient to meet the company's needs for capital, whether any product candidates will be shown to be safe and effective in clinical trials, the timing, nature and cost of clinical trials, whether Vical or its collaborative partners will seek or gain approval to market any product candidates, whether Vical or its collaborative partners will succeed in marketing any product candidates, and additional risks set forth in the company's filings with the Securities and Exchange Commission. These forward-looking statements represent the company's judgment as of the date of this release. The company disclaims, however, any intent or obligation to update these forward-looking statements.

SOURCE  Vical Incorporated
    -0-                             10/11/2004
    /CONTACT:  Investors, Alan R. Engbring of Vical Incorporated,
+1-858-646-1127, or Media, Susan Neath of Atkins + Associates,
+1-858-527-3486, for Vical Incorporated/
    /Web site:  http://www.vical.com /
    (VICL)

CO:  Vical Incorporated
ST:  California
IN:  HEA MTC
SU:  PER